UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
September 10, 2010
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On September 10, 2010, Finisar Corporation entered into a Settlement and Cross License Agreement with Source Photonics, Inc., resolving a lawsuit brought by Finisar claiming infringement of Finisar’s portfolio of digital diagnostics and transceiver module patents. The agreement also provides a general release to MRV Communications, Inc.
     Under the terms of the Settlement Agreement, Source Photonics will pay a license fee to Finisar in the amount of $14.5 million for a fully paid-up license to the Finisar digital diagnostics and transceiver module patents through December 31, 2015. Payment in full is to be made by September 30, 2010. The Settlement Agreement also provides a fully paid-up license to Finisar of certain Source Photonics patents and a mutual covenant not to sue for certain products currently made or sold by Source Photonics or Finisar, in each case through December 31, 2015. If Source Photonics is subject to a change in control, shipments subject to the license granted by Finisar to its digital diagnostics and transceiver module patents will be limited to a 20% annual revenue growth rate.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 14, 2010

Finisar Corporation
By:	/s/ Christopher E. Brown
Christopher E. Brown
Vice President, General Counsel and Secretary

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